As filed with the Securities and Exchange Commission on February 7, 2022

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8011	81-3224056
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9137 S. Ridgeline Boulevard, Suite 135

Highlands Ranch, Colorado 80129

(866) 908-4867

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Kirk Huntsman

Chief Executive Officer

Vivos Therapeutics, Inc.

9137 S. Ridgeline Boulevard, Suite 135

Highlands Ranch, Colorado 80129

(866) 908-4867

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Barry I. Grossman, Esq.

Lawrence A. Rosenbloom, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105-0302

(212) 370-1300

Approximate date of commencement proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to $75,000,000 of our common stock, preferred stock, debt securities, warrants, subscription rights and/or units; and

●	a sales agreement prospectus covering the offering, issuance and sale by us of up to $10,000,000 of our common stock that may be issued and sold in an “at the market” offering pursuant to a sales agreement between our company and Roth Capital Partners, LLC.

The base prospectus immediately follows this explanatory note. The sales agreement prospectus immediately follows the base prospectus. The $10,000,000 of common stock that may be offered, issued and sold by us under the sales agreement prospectus is included in the $75,000,000 of securities that may be offered, issued and sold by us under the base prospectus. The sales agreement prospectus includes the base prospectus, except that the sales agreement prospectus contains a different front and back cover page, and sets forth additional information in the sections titled “About this Prospectus,” “The Offering,” “Risk Factors,” “Use of Proceeds,” “Dilution,” “Plan of Distribution” and “Legal Matters.” The cover pages and such additional information contained in the sales agreement prospectus are set forth in the pages following the base prospectus included herein.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, Dated February 7, 2022

VIVOS THERAPEUTICS, INC.

$75,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $75,000,000:

●	common stock;
●	preferred stock;
●	warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
●	subscription rights to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “VVOS.” The last reported sale price of our common stock on the Nasdaq Capital Market on February 4, 2022 was $2.52 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $51,624,184 based on 23,012,119 shares of outstanding common stock, of which 18,050,414 shares are held by non-affiliates, and a per share price of $2.86, which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on December 9, 2021.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page S-11 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Vivos Therapeutics, Inc. and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus or prospectus supplement and the documents incorporated by reference herein and therein may contain forward looking statements that involve significant risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC which are incorporated by reference herein. This prospectus, and any accompanying prospectus or prospectus supplement, should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 and related notes, which are incorporated by reference herein.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of the significant risks, uncertainties and assumptions that accompany forward-looking statements, the forward-looking events and circumstances discussed in this prospectus and any accompanying prospectus or prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus, or any accompanying prospectus or any prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any accompanying prospectus, or any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” or “Vivos” means Vivos Therapeutics, Inc. and its consolidated subsidiaries.

Business Overview

We are a revenue stage medical technology company focused on the development and commercialization of innovative treatment alternatives for patients with dentofacial abnormalities and/or patients diagnosed with mild-to-moderate obstructive sleep apnea (OSA). We believe our products represent a significant improvement in the treatment of mild-to-moderate OSA versus other treatments such as continuous positive airway pressure (or CPAP) or palliative oral appliance therapies. We call our alternative and multidisciplinary treatment protocol the Vivos Method.

The Vivos Method is an advanced therapeutic protocol, which combines the use of customized oral appliance specifications and proprietary clinical protocols developed by our company and prescribed by specially trained dentists in cooperation with their medical colleagues. The Vivos Method features Vivos’ FDA registered and cleared Class I and Class II oral appliances. The Vivos Method features the following oral appliances, combined with our proprietary clinical protocols:

●	Mandibular Repositioning Nighttime Appliance (or mRNA appliance®). FDA Class II.

●	Modified Mandibular Repositioning Nighttime Appliance (or mmRNA appliance), for which we were granted U.S. Food and Drug Administration market clearance in August 2021 for treating mild to moderate OSA and snoring in adults. FDA Class II.

●	Daytime Nighttime Appliance (or DNA appliance®). FDA Class I.

●	Pre-formed guide and rescue appliances which we refer to collectively as Vivos Guides or Guides. FDA Class I

We believe the Vivos Method technology and associated protocols represents the first non-surgical, non-invasive and cost-effective treatment for people with mild-to-moderate OSA. Combining technologies and protocols that alter the size, shape and position of the tissues of a patient’s upper airway, the Vivos Method opens oral and airway space and can significantly reduce symptoms and conditions associated with mild-to-moderate OSA. Published studies have shown that using our customized appliances and clinical protocols led to significantly lower Apnea Hypopnea Index scores and improve other conditions associated with OSA. Our patented oral appliances have proven effective (within the scope of the U.S. Food and Drug Administration (or FDA) cleared uses) in approximately 25,000 patients treated worldwide by more than 1,450 trained dentists.

The House of Delegates of the American Dental Association in 2017 adopted a policy statement describing the important role dentists can play in helping identify patients at greater risk of sleep related breathing disorders. By focusing our business model around dentists, we fulfil this role by training dentists and providing the support to use the Vivos Method with their patients that suffer from mild-to-moderate OSA. Our program to train dentists and offer them other value-added services is called the Vivos Integrated Practice (VIP) program. The VIP program provides dentists with a strong economic incentive to provide this treatment and prescribe the Vivos Method, together with practice support services.

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Sleep apnea is a serious and chronic disease that negatively impacts a patient’s sleep, health and quality of life. According to a 2019 article published in Chest Physician, it is estimated that OSA afflicts 54 million adults in the U.S. alone, and according to a 2016 report by Frost & Sullivan, OSA has an annual societal cost of over $149.6 billion. According to the study “Global Prevalence of Obstructive Sleep Apnea (OSA)” conducted by an international panel of leading researchers, nearly 1 billion people worldwide have sleep apnea.

The Vivos Method is estimated to be effective in approximately 80% of cases of obstructive sleep apnea where patients are compliant with clinical protocols. Approximately 1 billion people globally suffer from OSA, and as many as 80% remain undiagnosed. Research has shown that when left untreated, OSA can increase the risk of comorbidities, such as high blood pressure, heart failure, stroke, diabetes, dementia, chronic pain and other debilitating, life-threatening diseases.

In February 2021, we launched our SleepImage® home sleep test (HST), a 510(k) cleared ring-based diagnostic technology for home sleep apnea testing featuring what we believe to be significant commercial advantages over existing home sleep apnea products and technologies in the market. We believe our SleepImage HST may enable healthcare providers to more efficiently screen, diagnose and initiate treatment for OSA in their patients which could result in more patients being treated through the Vivos Method. Initially, we anticipated increased revenue from our HST due to an expected increase in total patients tested for OSA and a corresponding increase in patient enrolment in Vivos Method treatment. In January 2022, we announced significant increases across several key metrics for our SleepImage HST, including in particular, for the three-months ended December 31, 2021, versus the three-months ended December 31, 2020: (i) an 18 times increase in the total number of HSTs given across the VIP network, (ii) a 5.7 times increase in the number of VIPs administering HSTs and (iii) a 3 times increase in the average number of HSTs being administered per VIP. We believe this performance gain in home sleep testing allowed us to renegotiate our commercial agreement with SleepImage to lower costs and convert the entire diagnostic program from a loss leader aimed primarily at stimulating new case starts with sleep apnea treatment using the Vivos Method to a potential recurring revenue center. Under the new revenue model with SleepImage, we will lease out the SleepImage ring recorders to VIPs at a fixed price that includes a full month’s worth of diagnostic sleep test reports. This potential new revenue center is as yet unproven, but we expect to see positive results during 2022.

Our Mission

Our mission is to rid the world of OSA. We believe we are well-positioned with what we consider to be a disruptive technology in our Vivos Method aimed at treating mild-to-moderate OSA and dentofacial abnormalities, with a clear first-mover strategy in penetrating the dental market as a means of treating OSA, compelling economics at each level of the delivery chain, and a talented team of experienced professionals who are passionate about what we do and driven to deliver results.

Our Market Opportunity

Estimates from publicly available information vary as to the extent of obstructive sleep apnea in the United States, but we believe the market is significant. According to a 2010 publicly available analysis from researchers at the Harvard Medical School Division of Sleep Medicine, mild obstructive sleep apnea is defined by an apnea-hypopnea index (or AHI) of between 5 and 15 and has a prevalence of 8-11% of the adult population in the United States. A 2004 study published in the Journal of the American Medical Association stated the prevalence of mild obstructive sleep apnea is one in five adults. Based on our analysis of the available public information, we estimate that approximately 15% of the adult population in the United States and Canada suffers from mild-to-moderate OSA. Based on the estimated total adult population of 284 million in the United States and Canada, we believe the total addressable United States and Canadian market is approximately 43 million adults. Our estimates set forth below relating to the intended uses of the Vivos Method are also based in part upon data found in the study Oral Appliance Treatment for Obstructive Sleep Apnea: An Update, published publicly by the National Institutes of Health in 2014. Targeted treatment projections identified by this method of sleep titration were found to result in effective treatment in 87% of patients predicted to be successfully treated of OSA in an initial study. To be conservative and based on available data and our internal market analysis, we estimate that over 80% of individuals diagnosed with OSA in the North American addressable market may be candidates for the Vivos Method, leaving us with a total addressable consumer market of over 43.2 million adults.

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We currently charge clinicians an average sales price of approximately $1,600 per adult case for the Vivos Method. There are approximately 200,000 general dentists and dental specialists in the United States and another 30,000 in Canada who could potentially offer the Vivos Method to their patients. Based on the addressable US and Canadian consumer market described above and average sales price, we believe the addressable consumer market for adults in the United States and Canada is approximately $69 billion.

Our Treatment Alternative for OSA – the Vivos Method

The Vivos Method is a non-invasive, non-surgical, non-pharmaceutical, multi-disciplinary treatment modality for the treatment of mild to moderate OSA. The proprietary and virtually painless Vivos Method enhances and increases the upper airway and offers patients what we believe to be an effective treatment alternative based on clinical retrospective data showing that some patients diagnosed with mild-to-moderate OSA, snoring and SDB symptoms are improving. Based on VIP and patient feedback we have received, we believe initial therapeutic benefits from using the device are often achieved relatively quickly (in days or weeks) and final clinical results are typically achieved in 12 to 24 months), all at a relatively low cost to consumers ranging between $7,000 and $10,000 for adults and $3,500 to $6,000 for children (costs vary by provider) when compared to other options such as surgery.

We believe that the Vivos Method alters the size, shape and position of the tissues that surround and comprise the functional space known as the upper airway. This belief is based on retrospective raw data with validated before and after sleep studies and Cone Beam Computerized Tomography (CBCT) scans from treating clinicians and patient testimony. As the Vivos Method treatment process progresses, the airway expands, with many patients reporting a significant reduction of their mild-to-moderate OSA symptoms. Our primary product used in the Vivos Method is the mRNA appliance®, a specifically designed, custom oral appliance that is worn primarily in the evening hours and overnight and is available for adults. The total treatment time can range from 12 to 24 months with 18 months being the approximate mean treatment time. Our appliances require periodic adjustments some of which can be performed by the patient and others that are typically rendered at the dental office where treatment was initiated. Through the course of treatment with the Vivos Method, patients have reported a variety of outcomes, including:

●	Reduction of snoring;
●	Reduction in AHI level and/or other indicators of mild-to-moderate OSA;
●	Relief of mild-to-moderate OSA symptoms;
●	Restoration and improvement of normal (nasal) breathing;
●	Improvement in overall sleep quality;
●	Reduction in the need for other lifetime treatment options such as CPAP;
●	Restoration and maintenance of proper facial symmetry and alignment;
●	Craniofacial and orthodontic correction;
●	Resolution of TMJ pain, clicking, and locking; and
●	Facial aesthetic improvement, including a broader smile and reduced ‘gummy smile’.

Our Growth Strategy

Our goal is to be the global leader in providing a clinically effective non-surgical, non-invasive, non-pharmaceutical, and low-cost alternative for patients with sleep disordered breathing, including mild-to-moderate OSA. We believe the following strategies will play a critical role in achieve this goal and our future growth:

●	Expand our North American (U.S. and Canada) sales and marketing organization to drive adoption of our Vivos Method. We intend to rapidly and efficiently grow our sales and marketing organization in order to target and expand our network of Vivos Integrated Practices.

●	Drive medical and dental community awareness of the Vivos Method. We intend to continue to promote awareness of the value proposition of the Vivos Method through training and educating dentists, physicians, and other healthcare providers.

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●	Continue to establish indirect marketing channels. We have entered and plan to expand strategic alliances within the medical and dental communities to increase awareness of our products. For example, in August 2021, we announced a new cooperative relationship with Empower Sleep, a San Bernardino, California-based company empowering patients with affordable, accessible and personalized telemedicine sleep care, to provide critical diagnostic and medical consultation services to people across North America who suffer from OSA. We plan to leverage each company’s core technologies to provide a user-friendly platform with personalized insights for patients who are being screened for OSA by North American dentists and other healthcare providers.

●	Build patient awareness of the Vivos Method. We also plan to continue building patient awareness through our direct-to-patient marketing initiatives which we anticipate will include celebrity endorsements, paid search, radio, television, social media, company sponsored events, corporate wellness programs, and online video.

●	Invest in research and development to drive innovation and expand indications. We are committed to ongoing research and development and we intend to invest in our business to further improve our products and validate our value proposition.

●	Pursue strategically adjacent markets and international opportunities. We believe there is a significant opportunity for our products outside the United States. We have begun an initial assessment of the development and commercialization of the Vivos Method for markets outside of North America, and we plan to conduct further strategic evaluation of such markets as we expand our market penetration throughout the United States and Canada.

Our Revenue Model

Our revenue is derived from three primary sources, namely (1) VIP enrolment and training fees (comprised of one-time, up-front fees, as well as optional renewal fees after 12 months); (2) recurring Vivos Method sales; and (3) recurring fees from practice management programs and strategic initiatives, each as described below:

●	VIP office training and enrollment fees.

●	Recurring Vivos Method appliance sales.

●	Recurring VIP subscription fees.

●	SleepImage HST revenue. As described above, we recently modified our agreement with SleepImage relating to our HST for sleep apnea, which creates the potential for revenue from our leasing of SleepImage HST rings to our VIPs.

●	The Vivos Institute. Opened in August 2021, our Vivos Institute provides advanced post-graduate education and certification in the emerging science of Pneumopedics® and product-specific training for the use of Vivos products and services. Revenue from such courses is not material at the present time.

●	The Airway Intelligence Service (AIS.) This service provides a complete resource for VIPs to help simplify the diagnostic and appliance design matrix and expedite the treatment planning process. AIS is provided as part of the price of each appliance and is not a separate revenue stream.

●	Billing Intelligence Services (BIS). This complete billing solution includes a comprehensive integrated revenue cycle management software system that allows dentists to focus on running their practice and delivering the best care for their patients. Our medical billing service generates recurring subscription fees from participating VIPs.

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●	AireO[2] Patient Management Software. This management software enables healthcare professionals to diagnose, treat and monitor patients with OSA and its related conditions more effectively. Developed in collaboration with Lyon Dental, AireO[2] contains features that enhance a VIP’s billing services and practice management systems. AireO[2] is a complement to our BIS software system. On April 14, 2021, we entered into an asset purchase agreement with Lyon Management and Consulting, LLC and its affiliates to acquire certain medical billing and practice management software, licenses and contracts, including the software underlying AireO2. The asset acquisition allows us to expand and enhance our current medical billing practice through our BIS division. The terms of the purchase include $225,000 of cash and the issuance of a warrant to purchase 25,000 shares of our common stock at a price of $8.90 per share for three years. The vesting of the warrant is as follows: 5,000 shares vested immediately upon issuance of the warrant, 10,000 shares vest and become exercisable on April 14, 2022 and 10,000 shares vest and become exercisable on April 14, 2023.

●	Medical Integration Division (MID). In late 2020, we launched our MID to assist VIP practices to establish clinical collaboration ties to local primary care physicians, sleep specialists, ENTs, cardiologists, pediatricians, pulmonologists and other healthcare providers who routinely see or treat patients with sleep and breathing disorders. The primary objective of our MID is to promote the Vivos Method to medical providers and thus facilitate the potential for more SDB and OSA patients gaining access to the Vivos Method while offering continuum of care. The MID seeks to fulfill that objective by meeting with VIP dentists and medical providers in their local areas to establish physician practices using the trademarked name “Pneusomnia Sleep Reimagined Center” (Pneusomnia Center). These independent medical practices will be managed by our company under a management and development agreement which pays us six (6%) percent of all net revenue from sleep-related services. We also collect a development fee for each clinic prior to opening establishing all operational protocols. We have built into our core MID business model a great degree of flexibility, such that elements of each Pneusomnia Center as described above may change and be adapted to local state laws and regulations, and entity formation laws as any such alterations do not violate any state or federal statutes or regulations. We believe our early market response from MID activities has been promising, and in March 2021 we announced the opening of the first Pneusomnia Center in Del Mar, California, and in May 2021, the second in Modesto, California, with plans to open additional Pneusomnia Centers in several other cities in the U.S. However, it remains too early to predict the eventual impact on our overall revenue. If successful, the MID is expected to enhance the overall practice level economics for independent VIP offices and generate additional lines of recurring revenue for us.

●	MyoCorrect (Orofacial Myofunctional Therapy) Program. In March 2021, we introduced orofacial myofunctional therapy (or OMT) as a service under the name MyoCorrect. Through MyoCorrect, dentists enrolled in the VIP program will have access to trained therapists who provide OMT via telemedicine technology. This OMT therapy will be a component of obstructive sleep apnea treatment in conjunction with our Vivos Method which includes oral appliances and protocols. OMT, which is given by a certified OMT therapist, involves exercises and other techniques aimed at strengthening the tongue and orofacial muscles by teaching individuals how to engage the muscles to the appropriate position.

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Our Competitive Strengths

We believe that the Vivos Method has numerous advantages that, taken together, set us apart from the competition and position us for success in the marketplace:

●	Significant barriers to entry: We believe that third parties seeking to compete directly with us have significant barriers to entry for the following reasons: competitors must offer a treatment modality with similar features, capabilities, research support, FDA regulatory clearances, and successful clinical outcomes in the market; then establish a comprehensive educational training program featuring other clinical professionals with actual experience and success using that particular treatment modality to properly educate dentists on all clinical aspects of use with patients; then develop and promulgate the systems and best practices required to successfully integrate the treatment of mild-to-moderate OSA using this novel treatment modality in a dental practice; then establish and provide, by recruitment and otherwise, ongoing clinical mentoring and support to dentists engaged in treating their patients for mild-to-moderate OSA and related conditions (clinical mentors are limited and may be hard to find); and finally, assisting the dentists with case selection, case acceptance, patient financing, and medical insurance reimbursement. We believe we have strategically and effectively addressed each and every one of the aforementioned barriers to entry, and thus have created a novel and compelling single-source value proposition for dentists seeking to deliver OSA treatment to their patients.

●	Vivos Method insurance reimbursement: Most major commercial insurance as well as Medicare for the mmRNA appliance, reimburse for our adult treatment in the United States. The average level of commercial payer reimbursement is approximately 50% (with coverage ranging from 5% to 70%), although medical insurance is never a guarantee of payment, and patient deductibles and policy restrictions will vary. Medicare reimbursement, for the mmRNA appliance, will vary by the Centers for Medicare and Medicaid Services (CMS) jurisdiction in the US.

●	Body of published research and strong patient outcomes: Together with our network of trained dentists, we have developed a body of clinical and patient data over approximately ten years and an estimated 25,000 patients treated with our proprietary clinical protocols that demonstrates the safety, effectiveness, therapy adherence (patient compliance), and benefits of the Vivos Method for its 510(k) cleared and registered uses. The documented and reported benefits of treatment with the Vivos Method have been consistent across reports from dentists, and have been highlighted in approximately 55 published studies, case reports, and articles, most of which have been peer reviewed. We believe this favorable data provides us with a significant competitive advantage and will continue to support increased adoption.

●	First mover advantage: Our business model is the first to focus on dentists screening patients for mild-to-moderate OSA and SDB, referring patients to physicians for diagnosis, with the dentists then serving as the primary source of treatment using the Vivos Method for such patients.

●	Differentiated products: To our knowledge, only the Vivos Method offers a truly differentiated, non-invasive treatment option that actually works on a common root cause of OSA. Older oral appliances are typically less expensive, but do not reshape the upper airway like the Vivos Method, and therefore require nightly use over a lifetime, and have a number of other disadvantages.

●	Intellectual property portfolio and research and development capabilities We have a comprehensive patent portfolio to protect our intellectual property and technology, with six design patents that expire between 2023 through 2029 and four utility patents expiring in 2029 and 2030. We also own two Canadian patents and one European patent that has been validated in Belgium, Switzerland, Germany, Denmark, Spain, France, United Kingdom, Hungary, Italy and the Netherlands, all of which expire in 2029. Our U.S. trademark portfolio consists of 19 registered marks and one pending trademark applications. We also have one method patent pending. Extensive online and in-person training, multiple touch point support systems, specific fabrication materials, customized appliance designs, and multi-disciplinary treatment protocols are all considered proprietary trade secrets and competitive advantages with no known counterparts. Extensive online and in-person training, multiple touch point support systems, specific fabrication materials, customized appliance designs, and multi-disciplinary treatment protocols are all considered proprietary trade secrets and competitive advantages with no known counterparts.

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●	Extensive Training and Support Systems: We believe our extensive online and in-person clinical and business systems training program offered through our ICSM is unmatched anywhere in dentistry and is a clear competitive strength that would be difficult to replicate.

●	Targeted approach to market development: We have established a systematic and scalable approach to actively and consistently engage with our primary target audience of U.S. and Canadian dentists. In addition, our MID is actively targeting physicians and other relevant healthcare providers in order to build awareness and collaborative patient options at our VIP practices.

●	Marketplace acceptance: Patient access to the Vivos Method at a VIP practice is rapidly becoming readily available, and active VIP providers can now be found in almost all major US cities and in many cities in Canada.

Recent Developments

In January 2022, we announced the filing of a U.S. patent application related to certain new and enhanced clinical methods and protocols developed within Vivos’ proprietary Vivos Method treatment for OSA. This new patent application was based on early field data which revealed an additional 58% average improvement in AHI score reductions in OSA patients who had received treatment with the Vivos Method where the revised clinical protocols were implemented.

In December 2021, we announced that we received acceptance from a Centers for Medicare & Medicaid Services Pricing, Data Analysis and Coding (or PDAC) contractor for our mmRNA device for treating mild to moderate OSA and snoring in adults. This acceptance places the mmRNA device on the PDAC list of oral appliances covered by and billable to Medicare. This development immediately makes benefits of the mmRNA device available to millions of Medicare beneficiaries who seek effective treatment for mild to moderate OSA.

Also in December 2021, we announced our official registration with Health Canada, the Ministry of Health department responsible for helping Canadians maintain and improve their health through services and resources. The official registration of Vivos products will aim to provide patients with a comprehensive, end-to-end solution for OSA patients, which incorporates clinical screening, medical diagnosis and therapy using Vivos products. At the core of this development, we will offer our comprehensive line of highly effective oral appliances and proprietary clinical protocols to approximately 25,000 dentists across Canada who have millions of patients in search of a solution to sleep-related disorders, snoring and OSA.

In October 2021, we announced a new collaboration with Candid Care Co. (or Candid), a digital platform for oral healthcare, today announced a new collaboration that will seek to provide patients with a comprehensive, whole-mouth solution to diagnose and treat OSA in adult patients and provide orthodontic treatment from the same provider network. At the core of this collaboration, Vivos and Candid will market each company’s products and areas of expertise to deliver a comprehensive sleep and oral health solution to patients in the United States and Canada. The focus of the collaboration will be Candid’s CandidPro clear aligner for straightening teeth and the Vivos Method for treating OSA. The two companies will also share educational resources, training, and key opinion leaders to bridge the gap between airway health and orthodontic therapy.

Also in October 2021,we announced that results from a peer-reviewed, published study by an independent dentist found a significant reduction of tooth decay in pediatric patients after undergoing treatment using our Vivos Guide, a flexible, BPA-free base polymer intraoral device.

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Emerging Growth Company under the JOBS Act

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

●	We may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	We are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

●	We are permitted to provide less extensive disclosure about our executive compensation arrangements; and

●	We are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2025 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

Corporate Information

Our principal executive offices are located at 9137 Ridgeline Boulevard, Suite 135, Highlands Ranch, Colorado 80129, and our telephone number is (866) 908-4867, and our Internet website address is https://www.vivoslife.com. The information on our website is not a part of, or incorporated in, this prospectus.

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RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any accompanying prospectus or any future prospectus supplement, as well as in any related free writing prospectus for a specific offering of securities, and the risk factors incorporated by reference into this prospectus, any accompanying prospectus or such prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, sales and marketing expenses generally, research and development expenses, sales and support staff and software development including enterprise resource planning and practice management implementations. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Our future ability to pay cash dividends on our stock may also be limited by the terms of any future debt or preferred securities or future credit facility.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

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Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

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Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended, referred to herein as our certificate of incorporation, and our amended and restated bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 250,000,000 shares, of which (1) 200,000,000 shares are common stock, par value $0.0001 per share (or common stock) and (2) 50,000,000 shares are preferred stock, par value $0.0001 per share (or preferred stock), which may, at the sole discretion of our board of directors be issued in one or more series.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $75,000,000 in the aggregate of:

●	common stock;
●	preferred stock;
●	warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
●	subscription rights to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of February 4, 2022, there were 23,012,119 shares of common stock issued and outstanding, held of record by approximately 5,400 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company. We have never paid, and have no plans to pay, any dividends on our shares of common stock.

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Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws. Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, with the requisite vote of our stockholders, and our stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

Provisions in our bylaws regarding stockholders’ rights to call a special meeting of stockholders limit such rights to stockholders holding together at least a sixty-six and two-thirds percent of the shares of the Company entitled to vote at the meeting, which could make it more difficult for stockholders to wage a proxy contest for control of our board of directors or to vote to repeal any of the anti-takeover provisions contained in our certificate of incorporation and bylaws.

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Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “VVOS”. The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Preferred Stock

Our certificate of incorporation empowers our board of directors, without action by our shareholders, to issue up to 50,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of the date of this prospectus, there were no shares of preferred stock outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;
●	the number of shares we are offering;
●	the liquidation preference per share;
●	the purchase price;
●	the dividend rate, period and payment date and method of calculation for dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	any contractual limitations on our ability to declare, set aside or pay any dividends;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
●	voting rights, if any, of the preferred stock;
●	preemptive rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in the preferred stock will be represented by depositary shares;
●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

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If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;
●	the price or prices at which the warrants will be issued;
●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;
●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
●	the aggregate number of warrants;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;
●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;
●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
●	the maximum or minimum number of warrants that may be exercised at any time;
●	information with respect to book-entry procedures, if any; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

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The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;
●	any limit on the aggregate principal amount of debt securities of such series;
●	the percentage of the principal amount at which the debt securities of any series will be issued;
●	the ability to issue additional debt securities of the same series;
●	the purchase price for the debt securities and the denominations of the debt securities;
●	the specific designation of the series of debt securities being offered;
●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;
●	the basis for calculating interest;
●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
●	the duration of any deferral period, including the period during which interest payment periods may be extended;
●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;
●	the rate or rates of amortization of the debt securities;
●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;
●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;
●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;
●	any restriction or condition on the transferability of the debt securities of a particular series;
●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;
●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;
●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;
●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
●	what subordination provisions will apply to the debt securities;
●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;
●	whether we are issuing the debt securities in whole or in part in global form;
●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
●	the depositary for global or certificated debt securities, if any;
●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;
●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;
●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

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●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and
●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other material terms of the units and their constituent securities.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

Our balance sheets as of December 31, 2020 and 2019 and the related statement of operations, changes in statement of stockholders’ equity and statement of cash flows for the years ended December 31, 2020 and 2019, incorporated in this prospectus by reference have been audited by Plante & Moran, PLLC, independent registered public accounting firm, with respect thereto, and has been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1. Our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 25, 2021;

2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on May 17, 2021, June 30, 2021, as filed with the SEC on August 12, 2021, and September 30, 2021, as filed with the SEC on November 15, 2021; and

3. Our Current Reports on Form 8-K as filed with the SEC on February 19, 2021, April 2, 2021, May 12, 2021, June 17, 2021, July 29, 2021, and September 27, 2021.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting Brad Amman, c/o Vivos Therapeutics, Inc., at 9137 Ridgeline Boulevard, Suite 135, Highlands Ranch, Colorado 80129. Our telephone number is (866) 908-4867. Information about us is also available at our website at https://www.vivoslife.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 7, 2022

Prospectus

VIVOS THERAPEUTICS, INC.

Up to $10,000,000

Common Stock

We have entered into a sales agreement with Roth Capital Partners, LLC (which we refer to herein as Roth Capital Partners or, the sales agent) relating to the issuance and sale of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our comment stock under this prospectus having an aggregate offering price of up to $10,000,000 from time to time through or to Roth Capital Partners, as sales agent or principal.

Our common stock is traded on the Nasdaq Capital Market, or NASDAQ, under the symbol “VVOS.” On February 4, 2022, the closing sale price of our common stock on NASDAQ was $2.52 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $51,624,184 based on 23,012,119 shares of outstanding common stock, of which 18,050,414 shares are held by non-affiliates, and a per share price of $2.86, which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on December 9, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3

Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.

The sales agent is not required to sell any specific number of shares of our common stock. The sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The sales agent will be entitled to compensation under the terms of the sales agreement at a commission rate equal to up to 3.0% of the gross proceeds of the sales price of common stock that they sell. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of common stock on our behalf, Roth Capital Partners will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Roth Capital Partners with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities is highly speculative and involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-11 of this prospectus, and the risk factors contained in other documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus is                  , 2022

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement.

This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement for any sale of securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $10,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

This prospectus describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date —for example, a document incorporated by reference into this prospectus —the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Roth Capital Partners has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Roth Capital Partners is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references to “us,” “our,” “Vivos,” “we,” the “Company” and similar designations refer to Vivos Therapeutics, Inc. and its consolidated subsidiaries. Our logo, trademarks and service marks are the property of Vivos Therapeutics, Inc. and its consolidated subsidiaries. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections included or incorporated by reference herein entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Readers are cautioned that known and unknown risks, uncertainties and other factors, including those over which we may have no control and others listed in the “Risk Factors” section of this prospectus, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our ability to formulate and implement our business plan, including the recruitment of dentists to enroll in our Vivos Integrated Practice (VIP) program and utilize the Vivos Method;

●	the understanding and adoption by dentists and other healthcare professionals of the Vivos Method as a treatment for mild-to-moderate obstructive sleep apnea;

●	our expectations concerning the effectiveness of treatment using the Vivos Method and patient relapse after completion of treatment;

●	the potential financial benefits to VIP dentists from treating patients with the Vivos Method;

●	our potential profit margin from enrollment of VIPs and sales of the Vivos Method appliances and related protocols;

●	our ability to property train VIPs in the use of the Vivos Method and other services we offer in their dental practices;

●	our ability to implement effective sales, marketing and strategic initiatives to drive revenue growth (including, for example, our Medical Integration Division and SleepImage home sleep apnea test);

●	the viability of our current intellectual property;

●	acceptance by the marketplace of the products and services that we market;

●	government regulations and our ability to comply with government regulations;

●	our ability to retain key employees;

●	adverse changes in general market conditions for medical devices such as the Vivos Method;

●	our ability to generate cash flow and profitability and continue as a going concern;

●	our future financing plans; and

●	our ability to adapt to changes in market conditions (including as a result of the COVID-19 pandemic) which could impair our operations and financial performance.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections included or incorporated by reference in this prospectus. You should thoroughly read this prospectus and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, the documents incorporated by reference into this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Business Overview

We are a revenue stage medical technology company focused on the development and commercialization of innovative treatment alternatives for patients with dentofacial abnormalities and/or patients diagnosed with mild-to-moderate obstructive sleep apnea (OSA). We believe our products represent a significant improvement in the treatment of mild-to-moderate OSA versus other treatments such as continuous positive airway pressure (or CPAP) or palliative oral appliance therapies. We call our alternative and multidisciplinary treatment protocol the Vivos Method.

The Vivos Method is an advanced therapeutic protocol, which combines the use of customized oral appliance specifications and proprietary clinical protocols developed by our company and prescribed by specially trained dentists in cooperation with their medical colleagues. The Vivos Method features Vivos’ FDA registered and cleared Class I and Class II oral appliances. The Vivos Method features the following oral appliances, combined with our proprietary clinical protocols:

●	Mandibular Repositioning Nighttime Appliance (or mRNA appliance®). FDA Class II.

●	Modified Mandibular Repositioning Nighttime Appliance (or mmRNA appliance), for which we were granted U.S. Food and Drug Administration market clearance in August 2021 for treating mild to moderate OSA and snoring in adults. FDA Class II.

●	Daytime Nighttime Appliance (or DNA appliance®). FDA Class I.

●	Pre-formed guide and rescue appliances which we refer to collectively as Vivos Guides or Guides. FDA Class I

We believe the Vivos Method technology and associated protocols represents the first non-surgical, non-invasive and cost-effective treatment for people with mild-to-moderate OSA. Combining technologies and protocols that alter the size, shape and position of the tissues of a patient’s upper airway, the Vivos Method opens oral and airway space and can significantly reduce symptoms and conditions associated with mild-to-moderate OSA. Published studies have shown that using our customized appliances and clinical protocols led to significantly lower Apnea Hypopnea Index scores and improve other conditions associated with OSA. Our patented oral appliances have proven effective (within the scope of the U.S. Food and Drug Administration (or FDA) cleared uses) in approximately 25,000 patients treated worldwide by more than 1,450 trained dentists.

The House of Delegates of the American Dental Association in 2017 adopted a policy statement describing the important role dentists can play in helping identify patients at greater risk of sleep related breathing disorders. By focusing our business model around dentists, we fulfil this role by training dentists and providing the support to use the Vivos Method with their patients that suffer from mild-to-moderate OSA. Our program to train dentists and offer them other value-added services is called the Vivos Integrated Practice (VIP) program. The VIP program provides dentists with a strong economic incentive to provide this treatment and prescribe the Vivos Method, together with practice support services.

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Sleep apnea is a serious and chronic disease that negatively impacts a patient’s sleep, health and quality of life. According to a 2019 article published in Chest Physician, it is estimated that OSA afflicts 54 million adults in the U.S. alone, and according to a 2016 report by Frost & Sullivan, OSA has an annual societal cost of over $149.6 billion. According to the study “Global Prevalence of Obstructive Sleep Apnea (OSA)” conducted by an international panel of leading researchers, nearly 1 billion people worldwide have sleep apnea.

The Vivos Method is estimated to be effective in approximately 80% of cases of obstructive sleep apnea where patients are compliant with clinical protocols. Approximately 1 billion people globally suffer from OSA, and as many as 80% remain undiagnosed. Research has shown that when left untreated, OSA can increase the risk of comorbidities, such as high blood pressure, heart failure, stroke, diabetes, dementia, chronic pain and other debilitating, life-threatening diseases.

In February 2021, we launched our SleepImage® home sleep test (HST), a 510(k) cleared ring-based diagnostic technology for home sleep apnea testing featuring what we believe to be significant commercial advantages over existing home sleep apnea products and technologies in the market. We believe our SleepImage HST may enable healthcare providers to more efficiently screen, diagnose and initiate treatment for OSA in their patients which could result in more patients being treated through the Vivos Method. Initially, we anticipated increased revenue from our HST due to an expected increase in total patients tested for OSA and a corresponding increase in patient enrolment in Vivos Method treatment. In January 2022, we announced significant increases across several key metrics for our SleepImage HST, including in particular, for the three-months ended December 31, 2021, versus the three-months ended December 31, 2020: (i) an 18 times increase in the total number of HSTs given across the VIP network, (ii) a 5.7 times increase in the number of VIPs administering HSTs and (iii) a 3 times increase in the average number of HSTs being administered per VIP. We believe this performance gain in home sleep testing allowed us to renegotiate our commercial agreement with SleepImage to lower costs and convert the entire diagnostic program from a loss leader aimed primarily at stimulating new case starts with sleep apnea treatment using the Vivos Method to a potential recurring revenue center. Under the new revenue model with SleepImage, we will lease out the SleepImage ring recorders to VIPs at a fixed price that includes a full month’s worth of diagnostic sleep test reports. This potential new revenue center is as yet unproven, but we expect to see positive results during 2022.

Our Mission

Our mission is to rid the world of OSA. We believe we are well-positioned with what we consider to be a disruptive technology in our Vivos Method aimed at treating mild-to-moderate OSA and dentofacial abnormalities, with a clear first-mover strategy in penetrating the dental market as a means of treating OSA, compelling economics at each level of the delivery chain, and a talented team of experienced professionals who are passionate about what we do and driven to deliver results.

Our Market Opportunity

Estimates from publicly available information vary as to the extent of obstructive sleep apnea in the United States, but we believe the market is significant. According to a 2010 publicly available analysis from researchers at the Harvard Medical School Division of Sleep Medicine, mild obstructive sleep apnea is defined by an apnea-hypopnea index (or AHI) of between 5 and 15 and has a prevalence of 8-11% of the adult population in the United States. A 2004 study published in the Journal of the American Medical Association stated the prevalence of mild obstructive sleep apnea is one in five adults. Based on our analysis of the available public information, we estimate that approximately 15% of the adult population in the United States and Canada suffers from mild-to-moderate OSA. Based on the estimated total adult population of 284 million in the United States and Canada, we believe the total addressable United States and Canadian market is approximately 43 million adults. Our estimates set forth below relating to the intended uses of the Vivos Method are also based in part upon data found in the study Oral Appliance Treatment for Obstructive Sleep Apnea: An Update, published publicly by the National Institutes of Health in 2014. Targeted treatment projections identified by this method of sleep titration were found to result in effective treatment in 87% of patients predicted to be successfully treated of OSA in an initial study. To be conservative and based on available data and our internal market analysis, we estimate that over 80% of individuals diagnosed with OSA in the North American addressable market may be candidates for the Vivos Method, leaving us with a total addressable consumer market of over 43.2 million adults.

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We currently charge clinicians an average sales price of approximately $1,600 per adult case for the Vivos Method. There are approximately 200,000 general dentists and dental specialists in the United States and another 30,000 in Canada who could potentially offer the Vivos Method to their patients. Based on the addressable US and Canadian consumer market described above and average sales price, we believe the addressable consumer market for adults in the United States and Canada is approximately $69 billion.

Our Treatment Alternative for OSA – the Vivos Method

The Vivos Method is a non-invasive, non-surgical, non-pharmaceutical, multi-disciplinary treatment modality for the treatment of mild to moderate OSA. The proprietary and virtually painless Vivos Method enhances and increases the upper airway and offers patients what we believe to be an effective treatment alternative based on clinical retrospective data showing that some patients diagnosed with mild-to-moderate OSA, snoring and SDB symptoms are improving. Based on VIP and patient feedback we have received, we believe initial therapeutic benefits from using the device are often achieved relatively quickly (in days or weeks) and final clinical results are typically achieved in 12 to 24 months), all at a relatively low cost to consumers ranging between $7,000 and $10,000 for adults and $3,500 to $6,000 for children (costs vary by provider) when compared to other options such as surgery.

We believe that the Vivos Method alters the size, shape and position of the tissues that surround and comprise the functional space known as the upper airway. This belief is based on retrospective raw data with validated before and after sleep studies and Cone Beam Computerized Tomography (CBCT) scans from treating clinicians and patient testimony. As the Vivos Method treatment process progresses, the airway expands, with many patients reporting a significant reduction of their mild-to-moderate OSA symptoms. Our primary product used in the Vivos Method is the mRNA appliance®, a specifically designed, custom oral appliance that is worn primarily in the evening hours and overnight and is available for adults. The total treatment time can range from 12 to 24 months with 18 months being the approximate mean treatment time. Our appliances require periodic adjustments some of which can be performed by the patient and others that are typically rendered at the dental office where treatment was initiated. Through the course of treatment with the Vivos Method, patients have reported a variety of outcomes, including:

●	Reduction of snoring;
●	Reduction in AHI level and/or other indicators of mild-to-moderate OSA;
●	Relief of mild-to-moderate OSA symptoms;
●	Restoration and improvement of normal (nasal) breathing;
●	Improvement in overall sleep quality;
●	Reduction in the need for other lifetime treatment options such as CPAP;
●	Restoration and maintenance of proper facial symmetry and alignment;
●	Craniofacial and orthodontic correction;
●	Resolution of TMJ pain, clicking, and locking; and
●	Facial aesthetic improvement, including a broader smile and reduced ‘gummy smile’.

Our Growth Strategy

Our goal is to be the global leader in providing a clinically effective non-surgical, non-invasive, non-pharmaceutical, and low-cost alternative for patients with sleep disordered breathing, including mild-to-moderate OSA. We believe the following strategies will play a critical role in achieve this goal and our future growth:

●	Expand our North American (U.S. and Canada) sales and marketing organization to drive adoption of our Vivos Method. We intend to rapidly and efficiently grow our sales and marketing organization in order to target and expand our network of Vivos Integrated Practices.

●	Drive medical and dental community awareness of the Vivos Method. We intend to continue to promote awareness of the value proposition of the Vivos Method through training and educating dentists, physicians, and other healthcare providers.

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●	Continue to establish indirect marketing channels. We have entered and plan to expand strategic alliances within the medical and dental communities to increase awareness of our products. For example, in August 2021, we announced a new cooperative relationship with Empower Sleep, a San Bernardino, California-based company empowering patients with affordable, accessible and personalized telemedicine sleep care, to provide critical diagnostic and medical consultation services to people across North America who suffer from OSA. We plan to leverage each company’s core technologies to provide a user-friendly platform with personalized insights for patients who are being screened for OSA by North American dentists and other healthcare providers.

●	Build patient awareness of the Vivos Method. We also plan to continue building patient awareness through our direct-to-patient marketing initiatives which we anticipate will include celebrity endorsements, paid search, radio, television, social media, company sponsored events, corporate wellness programs, and online video.

●	Invest in research and development to drive innovation and expand indications. We are committed to ongoing research and development and we intend to invest in our business to further improve our products and validate our value proposition.

●	Pursue strategically adjacent markets and international opportunities. We believe there is a significant opportunity for our products outside the United States. We have begun an initial assessment of the development and commercialization of the Vivos Method for markets outside of North America, and we plan to conduct further strategic evaluation of such markets as we expand our market penetration throughout the United States and Canada.

Our Revenue Model

Our revenue is derived from three primary sources, namely (1) VIP enrolment and training fees (comprised of one-time, up-front fees, as well as optional renewal fees after 12 months); (2) recurring Vivos Method sales; and (3) recurring fees from practice management programs and strategic initiatives, each as described below:

●	VIP office training and enrollment fees.

●	Recurring Vivos Method appliance sales.

●	Recurring VIP subscription fees.

●	SleepImage HST revenue. As described above, we recently modified our agreement with SleepImage relating to our HST for sleep apnea, which creates the potential for revenue from our leasing of SleepImage HST rings to our VIPs.

●	The Vivos Institute. Opened in August 2021, our Vivos Institute provides advanced post-graduate education and certification in the emerging science of Pneumopedics® and product-specific training for the use of Vivos products and services. Revenue from such courses is not material at the present time.

●	The Airway Intelligence Service (AIS.) This service provides a complete resource for VIPs to help simplify the diagnostic and appliance design matrix and expedite the treatment planning process. AIS is provided as part of the price of each appliance and is not a separate revenue stream.

●	Billing Intelligence Services (BIS). This complete billing solution includes a comprehensive integrated revenue cycle management software system that allows dentists to focus on running their practice and delivering the best care for their patients. Our medical billing service generates recurring subscription fees from participating VIPs.

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●	AireO[2] Patient Management Software. This management software enables healthcare professionals to diagnose, treat and monitor patients with OSA and its related conditions more effectively. Developed in collaboration with Lyon Dental, AireO[2] contains features that enhance a VIP’s billing services and practice management systems. AireO[2] is a complement to our BIS software system. On April 14, 2021, we entered into an asset purchase agreement with Lyon Management and Consulting, LLC and its affiliates to acquire certain medical billing and practice management software, licenses and contracts, including the software underlying AireO2. The asset acquisition allows us to expand and enhance our current medical billing practice through our BIS division. The terms of the purchase include $225,000 of cash and the issuance of a warrant to purchase 25,000 shares of our common stock at a price of $8.90 per share for three years. The vesting of the warrant is as follows: 5,000 shares vested immediately upon issuance of the warrant, 10,000 shares vest and become exercisable on April 14, 2022 and 10,000 shares vest and become exercisable on April 14, 2023.

●	Medical Integration Division (MID). In late 2020, we launched our MID to assist VIP practices to establish clinical collaboration ties to local primary care physicians, sleep specialists, ENTs, cardiologists, pediatricians, pulmonologists and other healthcare providers who routinely see or treat patients with sleep and breathing disorders. The primary objective of our MID is to promote the Vivos Method to medical providers and thus facilitate the potential for more SDB and OSA patients gaining access to the Vivos Method while offering continuum of care. The MID seeks to fulfill that objective by meeting with VIP dentists and medical providers in their local areas to establish physician practices using the trademarked name “Pneusomnia Sleep Reimagined Center” (Pneusomnia Center). These independent medical practices will be managed by our company under a management and development agreement which pays us six (6%) percent of all net revenue from sleep-related services. We also collect a development fee for each clinic prior to opening establishing all operational protocols. We have built into our core MID business model a great degree of flexibility, such that elements of each Pneusomnia Center as described above may change and be adapted to local state laws and regulations, and entity formation laws as any such alterations do not violate any state or federal statutes or regulations. We believe our early market response from MID activities has been promising, and in March 2021 we announced the opening of the first Pneusomnia Center in Del Mar, California, and in May 2021, the second in Modesto, California, with plans to open additional Pneusomnia Centers in several other cities in the U.S. However, it remains too early to predict the eventual impact on our overall revenue. If successful, the MID is expected to enhance the overall practice level economics for independent VIP offices and generate additional lines of recurring revenue for us.

●	MyoCorrect (Orofacial Myofunctional Therapy) Program. In March 2021, we introduced orofacial myofunctional therapy (or OMT) as a service under the name MyoCorrect. Through MyoCorrect, dentists enrolled in the VIP program will have access to trained therapists who provide OMT via telemedicine technology. This OMT therapy will be a component of obstructive sleep apnea treatment in conjunction with our Vivos Method which includes oral appliances and protocols. OMT, which is given by a certified OMT therapist, involves exercises and other techniques aimed at strengthening the tongue and orofacial muscles by teaching individuals how to engage the muscles to the appropriate position.

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Our Competitive Strengths

We believe that the Vivos Method has numerous advantages that, taken together, set us apart from the competition and position us for success in the marketplace:

●	Significant barriers to entry: We believe that third parties seeking to compete directly with us have significant barriers to entry for the following reasons: competitors must offer a treatment modality with similar features, capabilities, research support, FDA regulatory clearances, and successful clinical outcomes in the market; then establish a comprehensive educational training program featuring other clinical professionals with actual experience and success using that particular treatment modality to properly educate dentists on all clinical aspects of use with patients; then develop and promulgate the systems and best practices required to successfully integrate the treatment of mild-to-moderate OSA using this novel treatment modality in a dental practice; then establish and provide, by recruitment and otherwise, ongoing clinical mentoring and support to dentists engaged in treating their patients for mild-to-moderate OSA and related conditions (clinical mentors are limited and may be hard to find); and finally, assisting the dentists with case selection, case acceptance, patient financing, and medical insurance reimbursement. We believe we have strategically and effectively addressed each and every one of the aforementioned barriers to entry, and thus have created a novel and compelling single-source value proposition for dentists seeking to deliver OSA treatment to their patients.

●	Vivos Method insurance reimbursement: Most major commercial insurance as well as Medicare for the mmRNA appliance, reimburse for our adult treatment in the United States. The average level of commercial payer reimbursement is approximately 50% (with coverage ranging from 5% to 70%), although medical insurance is never a guarantee of payment, and patient deductibles and policy restrictions will vary. Medicare reimbursement, for the mmRNA appliance, will vary by the Centers for Medicare and Medicaid Services (CMS) jurisdiction in the US.

●	Body of published research and strong patient outcomes: Together with our network of trained dentists, we have developed a body of clinical and patient data over approximately ten years and an estimated 25,000 patients treated with our proprietary clinical protocols that demonstrates the safety, effectiveness, therapy adherence (patient compliance), and benefits of the Vivos Method for its 510(k) cleared and registered uses. The documented and reported benefits of treatment with the Vivos Method have been consistent across reports from dentists, and have been highlighted in approximately 55 published studies, case reports, and articles, most of which have been peer reviewed. We believe this favorable data provides us with a significant competitive advantage and will continue to support increased adoption.

●	First mover advantage: Our business model is the first to focus on dentists screening patients for mild-to-moderate OSA and SDB, referring patients to physicians for diagnosis, with the dentists then serving as the primary source of treatment using the Vivos Method for such patients.

●	Differentiated products: To our knowledge, only the Vivos Method offers a truly differentiated, non-invasive treatment option that actually works on a common root cause of OSA. Older oral appliances are typically less expensive, but do not reshape the upper airway like the Vivos Method, and therefore require nightly use over a lifetime, and have a number of other disadvantages.

●	Intellectual property portfolio and research and development capabilities We have a comprehensive patent portfolio to protect our intellectual property and technology, with six design patents that expire between 2023 through 2029 and four utility patents expiring in 2029 and 2030. We also own two Canadian patents and one European patent that has been validated in Belgium, Switzerland, Germany, Denmark, Spain, France, United Kingdom, Hungary, Italy and the Netherlands, all of which expire in 2029. Our U.S. trademark portfolio consists of 19 registered marks and one pending trademark applications. We also have one method patent pending. Extensive online and in-person training, multiple touch point support systems, specific fabrication materials, customized appliance designs, and multi-disciplinary treatment protocols are all considered proprietary trade secrets and competitive advantages with no known counterparts. Extensive online and in-person training, multiple touch point support systems, specific fabrication materials, customized appliance designs, and multi-disciplinary treatment protocols are all considered proprietary trade secrets and competitive advantages with no known counterparts.

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●	Extensive Training and Support Systems: We believe our extensive online and in-person clinical and business systems training program offered through our ICSM is unmatched anywhere in dentistry and is a clear competitive strength that would be difficult to replicate.

●	Targeted approach to market development: We have established a systematic and scalable approach to actively and consistently engage with our primary target audience of U.S. and Canadian dentists. In addition, our MID is actively targeting physicians and other relevant healthcare providers in order to build awareness and collaborative patient options at our VIP practices.

●	Marketplace acceptance: Patient access to the Vivos Method at a VIP practice is rapidly becoming readily available, and active VIP providers can now be found in almost all major US cities and in many cities in Canada.

Recent Developments

In January 2022, we announced the filing of a U.S. patent application related to certain new and enhanced clinical methods and protocols developed within Vivos’ proprietary Vivos Method treatment for OSA. This new patent application was based on early field data which revealed an additional 58% average improvement in AHI score reductions in OSA patients who had received treatment with the Vivos Method where the revised clinical protocols were implemented.

In December 2021, we announced that we received acceptance from a Centers for Medicare & Medicaid Services Pricing, Data Analysis and Coding (or PDAC) contractor for our mmRNA device for treating mild to moderate OSA and snoring in adults. This acceptance places the mmRNA device on the PDAC list of oral appliances covered by and billable to Medicare. This development immediately makes benefits of the mmRNA device available to millions of Medicare beneficiaries who seek effective treatment for mild to moderate OSA.

Also in December 2021, we announced our official registration with Health Canada, the Ministry of Health department responsible for helping Canadians maintain and improve their health through services and resources. The official registration of Vivos products will aim to provide patients with a comprehensive, end-to-end solution for OSA patients, which incorporates clinical screening, medical diagnosis and therapy using Vivos products. At the core of this development, we will offer our comprehensive line of highly effective oral appliances and proprietary clinical protocols to approximately 25,000 dentists across Canada who have millions of patients in search of a solution to sleep-related disorders, snoring and OSA.

In October 2021, we announced a new collaboration with Candid Care Co. (or Candid), a digital platform for oral healthcare, today announced a new collaboration that will seek to provide patients with a comprehensive, whole-mouth solution to diagnose and treat OSA in adult patients and provide orthodontic treatment from the same provider network. At the core of this collaboration, Vivos and Candid will market each company’s products and areas of expertise to deliver a comprehensive sleep and oral health solution to patients in the United States and Canada. The focus of the collaboration will be Candid’s CandidPro clear aligner for straightening teeth and the Vivos Method for treating OSA. The two companies will also share educational resources, training, and key opinion leaders to bridge the gap between airway health and orthodontic therapy.

Also in October 2021,we announced that results from a peer-reviewed, published study by an independent dentist found a significant reduction of tooth decay in pediatric patients after undergoing treatment using our Vivos Guide, a flexible, BPA-free base polymer intraoral device.

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Emerging Growth Company under the JOBS Act

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

●	We may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	We are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

●	We are permitted to provide less extensive disclosure about our executive compensation arrangements; and

●	We are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2025 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

Corporate Information

Our principal executive offices are located at 9137 Ridgeline Boulevard, Suite 135, Highlands Ranch, Colorado 80129, and our telephone number is (866) 908-4867, and our Internet website address is https://www.vivoslife.com. The information on our website is not a part of, or incorporated in, this prospectus.

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THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $10,000,000.

Common stock to be outstanding after the offering

26,980,373, assuming the sale of the full $10,000,000 worth of our common stock in this offering (which is 3,968,254 at an assumed sales price of $2.52 per share, which was the closing price of our common stock on the Nasdaq Capital Market on February 4, 2022). The actual number of shares issued in this offering will vary depending on the number of shares sold in this offering and the sales price at which shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act that may be made from time to time through our sales agent, Roth Capital Partners, LLC. See “Plan of Distribution” on page 9 of this prospectus

Use of Proceeds	We intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, sales and marketing expenses generally, research and development expenses, sales and support staff and software development including enterprise resource planning and practice management implementations. See “Use of Proceeds” on page 6 of this prospectus.

Risk Factors

An investment in our securities is highly speculative and subject to substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq Capital Market symbol	“VVOS”

The discussion and table above are based on 23,012,119 shares of common stock outstanding as of February 4, 2022, and excludes the following securities as of that date:

●	2,366,667 shares of our common stock reserved for issuance under our 2019 Stock Option and Stock Issuance Plan and 1,333,333 under our 2017 Plan;

●	2,871,344 shares of common stock underlying outstanding options to purchase shares of our common stock issued under our 2019 Stock Option and Stock Issuance Plan and our 2017 Stock Option and Stock Issuance Plan with a weighted average exercise price of $4.96 per share;

●	678,500 shares of our common stock underlying warrants issued to Roth Capital Partners, as representative of the underwriters in connection with our December 2020 initial public offering and May 2021 follow-on offering, at an exercise price of $7.50 per share;

●	1,199,195 shares of common stock issuable upon the exercise of 1,199,195 common stock warrants associated with our previously outstanding Series B Preferred Stock issued in 2020 at an exercise price of $7.50 per share;

●	325,000 warrants were issued to certain shareholders in November 2020 at an exercise price of $7.50 per share;

●	295,000 warrants to purchase common stock issued to contractors and consultants with an exercise price of $7.50 per share, which includes 200,000 warrants issued in connection with the establishment of our MyoCorrect Program;

●	25,000 warrants to purchase common stock issued in connection with the acquisition of Lyon Management and Consulting, LLC with an exercise price of $8.90 per share in connection with the acquisition of certain medical billing and practice management software, licenses and contracts, including the software underlying AireO2; and

●	33,334 warrants to purchase common stock issued to an investor of convertible notes. The warrants are exercisable on a cash basis at an exercise price of $1.50 per share.

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RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2020, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

You may experience immediate and substantial dilution as a result of this offering.

The offering price per share in this “at the market” offering program may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 3,968,254 shares of our common stock are sold under the program at a price of $2.52 per share pursuant to this prospectus, which was the last reported sale price of our common stock on The Nasdaq Capital Market on February 4, 2022, for aggregate proceeds of $9,592,500 after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $1.08 per share, representing a difference between our as adjusted net tangible book value per share as of September 30, 2021 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options or warrants may result in further dilution of your investment. See the section entitled “Dilution” on page 7 of this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We may issue up to $10,000,000 of common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock. See “Plan of Distribution” on page 9 of this prospectus for more information about the possible adverse effects of our sales under the sales agreement.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales. Further, we are not obligated to sell any shares under the sales agreement, so you should not invest in our securities in reliance on the fact that we will actually raise new capital via the at the market sales program covered by this prospectus.

The common stock offered hereby will be sold in an “at the market offering,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $10,000,000 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Roth Capital Partners. We intend to use the net proceeds of this offering for general corporate purposes, which includes, without limitation, sales and marketing expenses generally, research and development expenses, sales and support staff and software development including enterprise resource planning and practice management implementations.

However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. For example, we may also elect to use proceeds from this offering to acquire complimentary technologies, products or businesses, although we are not a party to any letters of intent or definitive agreements for any such acquisition. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Our future ability to pay cash dividends on our stock may also be limited by the terms of any future debt or preferred securities or future credit facility.

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DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value on September 30, 2021 was approximately $29,275,481, or $1.27 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of shares of our common stock in the aggregate amount of $9,592,500 in this offering at an assumed offering price of $2.52 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on February 4, 2022, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of September 30, 2021 would have been approximately $38,867,981, or $1.44 per share of common stock. This represents an immediate increase in net tangible book value of $0.17 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.08 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$2.52
Net tangible book value per share as of September 30, 2021	$1.27
Increase per share attributable to new investors	$0.17
Net tangible book value per share after giving effect to this offering	$1.44
Dilution per share to new investors		$1.08

The table above assumes, for illustrative purposes, that an aggregate of 3,968,254 shares of our common stock are sold at a price of $2.52 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on February 4, 2022, for aggregate gross proceeds of $10,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices.

The above discussion and table are based on 23,012,119 shares of our common stock outstanding as of September 30, 2021 and excludes, as of that date:

●	2,366,667 shares of our common stock reserved for issuance under our 2019 Stock Option and Stock Issuance Plan and 1,333,333 under our 2017 Plan;

●	2,871,344 shares of common stock underlying outstanding options to purchase shares of our common stock issued under our 2019 Stock Option and Stock Issuance Plan and our 2017 Stock Option and Stock Issuance Plan with a weighted average exercise price of $4.96 per share;

●	678,500 shares of our common stock underlying warrants issued to Roth Capital Partners, as representative of the underwriters in connection with our December 2020 initial public offering and May 2021 follow-on offering, at an exercise price of $7.50 per share;

●	1,199,195 shares of common stock issuable upon the exercise of 1,199,195 common stock warrants associated with our previously outstanding Series B Preferred Stock issued in 2020 at an exercise price of $7.50 per share;

●	325,000 warrants were issued to certain shareholders in November 2020 at an exercise price of $7.50 per share;

●	295,000 warrants to purchase common stock issued to contractors and consultants with an exercise price of $7.50 per share, which includes 200,000 warrants issued in connection with the establishment of our MyoCorrect Program;

●	25,000 warrants to purchase common stock issued in connection with the acquisition of Lyon Management and Consulting, LLC with an exercise price of $8.90 per share in connection with the acquisition of certain medical billing and practice management software, licenses and contracts, including the software underlying AireO2; and

●	33,334 warrants to purchase common stock issued to an investor of convertible notes. The warrants are exercisable on a cash basis at an exercise price of $1.50 per share.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

As of February 4, 2022, there were 23,012,119 shares of common stock issued and outstanding, held of record by approximately 5,400 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our company. We have never paid, and have no plans to pay, any dividends on our shares of common stock.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws. Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, with the requisite vote of our stockholders, and our stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

Provisions in our bylaws regarding stockholders’ rights to call a special meeting of stockholders limit such rights to stockholders holding together at least a sixty-six and two-thirds percent of the shares of the Company entitled to vote at the meeting, which could make it more difficult for stockholders to wage a proxy contest for control of our board of directors or to vote to repeal any of the anti-takeover provisions contained in our certificate of incorporation and bylaws.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “VVOS”. The transfer agent and registrar for our common stock is VStock Transfer, LLC.

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PLAN OF DISTRIBUTION

We have entered into a sales agreement with Roth Capital Partners on February 7, 2022, which we filed as an exhibit to the registration statement of which this prospectus forms a part. Under the terms of the sales agreement, we may offer and sell up to $10,000,000 of shares of our common stock under this prospectus (the “Offering”), from time to time through or to Roth Capital Partners, as sales agent or principal. Sales of shares of our common stock, if any, under this prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. We may instruct the sales agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the sales agent may suspend the offering of common stock upon notice and subject to other conditions.

The sales agent will offer our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and the sales agent. Each time we wish to issue and sell common stock under the sales agreement, we will notify the sales agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the sales agent, unless the sales agent declines to accept the terms of the notice, the sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agent under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the sales agent commissions for its services in acting as agent in the sale of our common stock at a commission rate equal to up to 3.0% of the gross sale price per share sold. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to the sales agent under the sales agreement, will be approximately $75,000. We have also agreed to reimburse the sales agent for its reasonable out-of-pocket expenses, including attorney’s fees, for this Offering, in an amount not to exceed $57,500, in addition to $7,500 per quarterly due diligence update session for Roth Capital Partners’ counsel’s fees.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, Roth Capital Partners will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Roth Capital Partners against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

The sales agent and its affiliates have in the past and may in the future provide various investment banking and other financial services for us and our affiliates, for which services it has received and may in the future receive customary fees. Without limiting the generality of the foregoing, Roth Capital Partners, acted as a representative of the underwriters for our initial public offering that we completed in December of 2020 and our public offering that we completed in May of 2021.

The prospectus for the offering in electronic format may be made available on websites maintained by the sales agent. To the extent required by Regulation M, the sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this prospectus.

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LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Roth Capital Partners, LLC is being represented in connection with this offering by Lowenstein Sandler LLP, New York, New York.

EXPERTS

Our balance sheets as of December 31, 2020 and 2019 and the related statement of operations, changes in statement of stockholders’ equity and statement of cash flows for the years ended December 31, 2020 and 2019, incorporated in this prospectus by reference have been audited by Plante & Moran, PLLC, independent registered public accounting firm, with respect thereto, and has been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

1. Our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 25, 2021;

2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on May 17, 2021, June 30, 2021, as filed with the SEC on August 12, 2021, and September 30, 2021, as filed with the SEC on November 15, 2021; and

3. Our Current Reports on Form 8-K as filed with the SEC on February 19, 2021, April 2, 2021, May 12, 2021, June 17, 2021, July 29, 2021 and September 27, 2021.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Kurt Huntsman, c/o Vivos Therapeutics, Inc., at 9137 Ridgeline Boulevard, Suite 135, Highlands Ranch, Colorado 80129. Our telephone number is (866) 908-4867. Information about us is also available at our website at https://www.vivoslife.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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Up to $10,000,000 of Shares

Common Stock

Vivos Therapeutics, Inc.

_________________________________

PROSPECTUS

_________________________________

Roth Capital Partners

                             , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

We are paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

Amount
SEC registration fee	$6,952.50
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous fees and expenses	*

Total	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

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Article 10 of the bylaws of the Company contains provisions which are designed to provide mandatory indemnification of directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. The bylaws further provide that, if and to the extent required by the DGCL, an advance payment of expenses to a director or officer of the Company that is entitled to indemnification will only be made upon delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification.

Item 16. Exhibits.

The following exhibits are filed with this Registration Statement.

The agreements included or incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The undersigned registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement**
1.2	Sales Agreement, dated February 7, 2022, between the Company and Roth Capital Partners, LLC*
3.1	Certificate of Incorporation of Vivos Therapeutics, Inc. (1)
3.2	Amended and Restated Bylaws of Vivos Therapeutics, Inc. (1)
4.1	Form of Common Stock Certificate**
4.2	Form of Preferred Stock Certificate**
4.3	Form of Warrant Agreement and Form of Warrant Certificate**
4.4	Form of Subscription Rights Agreement and Form Subscription Rights Certificate**
4.5	Form of Indenture*
4.6	Form of Note**
4.7	Form of Debt Securities**
5.1	Opinion of Ellenoff Grossman & Schole LLP*
23.1	Consent of Plante & Moran PLLC*
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included in Part II of this Registration Statement)*
25.1	Statement of Eligibility of trustee on Form T-1**+
107	Filing Fees*

*	Filed herewith.
**	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference

+	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act, as amended.
(1)	Previously filed in the Company’s registration statement filed on Form S-1, filed with the SEC on October 9, 2020.

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Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however , that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Highland Ranch, State of Colorado, on this 7th day of February, 2022.

VIVOS THERAPEUTICS, INC.

By:	/s/ Kirk Huntsman
Kirk Huntsman
Chairman of the Board and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints R. Kirk Huntsman and Bradford Amman, and each of them as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Kirk Huntsman	Chairman of the Board and Chief Executive Officer	February 7, 2022
R. Kirk Huntsman	(Principal Executive Officer)

/s/ Bradford Amman	Chief Financial Officer and Secretary	February 7, 2022
Bradford Amman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ralph E. Green	Director	February 7, 2022
Ralph E. Green, DDS MBA

/s/ Anja Krammer	Director	February 7, 2022
Anja Krammer

/s/ Mark F. Lindsay	Director	February 7, 2022
Mark F. Lindsay

/s/ Leonard J. Sokolow	Director	February 7, 2022
Leonard J. Sokolow

/s/ Matthew Thompson, MD	Director	February 7, 2022
Matthew Thompson, MD